UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2009

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As previously disclosed, Skype has been in a dispute with the licensor of certain key technologies and had terminated a "standstill" agreement that had been entered into between the parties, permitting either to take action against the other with effect from March 2009. On March 12, 2009, Skype Technologies S.A. filed a claim in the English High Court of Justice (No. HC09C00756) against Joltid Limited, a BVI company.

In connection with the license agreement between the two companies, Skype licenses peer-to-peer communication technology from Joltid, and Joltid has claimed that Skype has breached the terms of the license agreement. Following the filing of the claim, Joltid purported to terminate the license agreement. In particular, Joltid has alleged that Skype should not possess, use or modify certain software code (the "Code") and that, by doing so, and by disclosing the Code in certain U.S. patent cases, pursuant to orders from U.S. courts, it has breached the license agreement.

On the basis of, among other things, the parties’ mutual dealings since the execution of the licence agreement, Skype is asking the English High Court for declaratory relief, including findings that:

(i) Skype is lawfully accessing, in possession of, using and modifying the Code so that Skype is not in breach of the license agreement with Joltid and accordingly Joltid's notice of breach and subsequent notice of termination are invalid;

(ii) Skype lawfully disclosed the Code in the U.S. patent cases so that Skype is not in breach of the license agreement with Joltid and accordingly Joltid's notice of breach and subsequent notice of termination are invalid; and

(iii) Joltid has certain indemnity obligations in relation to the U.S. patent proceedings.

Although Skype is confident of its legal position, as with any litigation there is the possibility of an adverse result if the matter is not resolved through negotiation. In such event, Skype would be adversely affected and the continued operation of Skype's business as currently conducted would likely not be possible.

Forward-Looking Statements

This filing contains forward-looking statements relating to the litigation between Skype and Joltid, including the possibility of an adverse result and its potential impact on the operation of Skype’s business. Those statements involve risks and uncertainties, and actual results could differ materially from those discussed. All forward-looking statements are based on information available to eBay on the date hereof, and eBay assumes no obligation to update such statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

April 1, 2009	By:	Brian H. Levey

Name: Brian H. Levey
Title: Vice President, Deputy General Counsel, and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 1, 2009